UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      March 21, 2005

ViewCast.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700
(Commission File Number)	(IRS Employer Identification No.)

17300 North Dallas Parkway, Suite 2000
Dallas, Texas	75248-1191
(Address of Principal Executive Offices)	(Zip Code)

(972) 488-7200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

     Temporary Lowering of Conversion Price

     On March 21, 2005, ViewCast.com, Inc. (the “Company”) had outstanding 150,670 shares of Series D Redeemable Convertible Preferred Stock (the “Series D Preferred Stock”) with each share of Series D Preferred Stock having a Stated Value of $10.00 per share. Pursuant to the Certificate of Designations of the Series D Preferred Stock, the Company has the right at any time to reduce the conversion price of the Series D Preferred Stock temporarily or permanently.

     On March 21, 2005, the Company temporarily reduced the conversion price of the Series D Preferred Stock from $1.50 per share of common stock of the Company to $0.55 per share of common stock of the Company until 5:00 p.m. CDT on April 15, 2005. Based on the temporarily reduced conversion price, each share of Series D Preferred Stock is convertible into 18.18 shares of common stock of the Company with any fractional shares to be rounded up to the next whole share. If all of the Series D Preferred Stock is converted at the temporarily reduced conversion price, 2,739,454 shares of the Company’s common stock would be issuable upon conversion plus any additional shares resulting from the rounding of any fractional shares into the next whole share. The Company has the right in its sole discretion to extend the time of the temporary reduction in the conversion price.

     Amendment to Revolving and Term Credit Facility

     On March 22, 2005, the Company and the Ardinger Family Partnership, Ltd. amended the Revolving and Term Credit Facility (the “Credit Facility”) dated as of October 15, 2003 by and among ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc. The general partner of the Ardinger Family Partnership, Ltd. is H.T. Ardinger, Jr., the Chairman of the Board of the Company and the Company’s largest stockholder.

     The amendment provides for the following:

•	The maximum principal amount under the Amended and Restated Promissory Note (Revolving Credit Note) due December 2005 to be issued pursuant to the Credit Facility is increased from $3,000,000 to $3,500,000;

•	The commencement date for the principal payments under the Promissory Note due April 1, 2006 is extended from December 31, 2004 to July 31, 2005; and

•	The commencement date for the payment of accrued interest under the Amended and Restated Loan and Security Agreement is extended from December 31, 2004 to July 31, 2005.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 “Entry into a Material Definitive Agreement –Amendment to Revolving and Term Credit Facility” above.

Item 3.02      Unregistered Sales of Equity Securities.

     On March 24, 2005, John DeVito converted 3,355 shares of Series D Redeemable Convertible Preferred Stock into 61,000 shares of common stock of the Company. The conversion was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.03.      Material Modification to Rights of Security Holders.

     See Item 1.01 “Entry into a Material Definitive Agreement – Temporary Lowering of Conversion Price” above.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits

10.1	Notice of Lower Temporary Conversion Price dated March 21, 2005.

10.2.	Letter Agreement Amending Revolving and Term Credit Facility dated March 22, 2005.

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.
Date: March 25, 2005

	By:	/s/ Laurie L. Latham Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Notice of Lower Temporary Conversion Price dated March 21, 2005.

10.2.	Letter Agreement Amending Revolving and Term Credit Facility dated March 22, 2005.